Exhibit 5.1

Reed Smith LLP
599 Lexington Avenue
New York, New York 10022
212.521.5400
Fax 212.521.5450

June 16, 2016

To each of the Persons Listed

on Schedule A Attached hereto

Re:                     EUR 600,000,000 Bunge Finance Europe B.V. 1.850% Senior Notes Due 2023

Ladies and Gentlemen:

We have acted as special counsel to Bunge Finance Europe B.V., a private company with limited liability incorporated under the laws of The Netherlands (“BFE” or the “Company”), and Bunge Limited, a company organized with limited liability under the laws of Bermuda (“Bunge” or the “Guarantor”; together BFE and the Guarantor are hereinafter referred to collectively as the “Clients” and each a “Client”), in connection with their execution and delivery of the Transaction Documents (as defined below) to which they are parties.

A.                                    DOCUMENTS EXAMINED

In so acting as special counsel to the Clients, we have examined and are familiar with and have relied upon executed originals, counterparts or copies, certified or otherwise identified to our satisfaction, of the following documents:

1.                                      the Indenture, dated June 16, 2016 (the “Indenture”), among the Company, as issuer, Bunge, as guarantor, and U.S. Bank National Association, as trustee (the “Trustee”), which includes the Guarantee (the “Guarantee”) of the Note (defined below) by the Guarantor set forth therein;

2.                                      the Global Note for the 1.850% Senior Notes Due 2023, dated June 16, 2016 (the “Note”), issued by the Company pursuant to the Indenture;

3.                                      the Underwriting Agreement, dated June 9, 2016 (the “Underwriting Agreement”), among the Company, the Guarantor and the Underwriters listed in Schedule I to the Underwriting Agreement;

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4.                                      the Eighth Amended and Restated Guaranty, dated as of November 20, 2014 (the “Master Trust Guaranty”), by the Guarantor for the benefit of Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank International”, New York Branch, as letter of credit agent, JPMorgan Chase Bank, N.A., as administrative agent, and The Bank of New York Mellon, as trustee and collateral agent;

5.                                      the Agency Agreement, dated June [•], 2016 (the “Agency Agreement”), among the Trustee, the Company, Elavon Financial Services Limited, UK Branch and Elavon Financial Services Limited;

6.                                      the International Central Securities Depositaries Agreement, dated June [•], 2016 (the “ICSD Agreement”), among the Company, Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”);

7.                                      the Executive Officer’s Certificate by BFE dated as of June 16, 2016, as required by the Underwriting Agreement;

8.                                      the Executive Officer’s Certificate by  Bunge dated as of June 16, 2016, as required by the Underwriting Agreement; and

9.                                      the Officer’s Certificate by BFE dated as of June 16, 2016, as required by the Indenture.

The documents referred to in the foregoing items 1 through 6 are hereinafter referred to collectively as the “Transaction Documents.”  The documents referred to in the foregoing items 7 through 9 and the Officer’s Certificates (as defined below) are hereinafter referred to collectively as the “Certificates.” Capitalized terms not defined herein shall have the meanings assigned to such terms in the Transaction Documents.

This opinion letter is delivered to you pursuant to Section 5(f) of the Underwriting Agreement and is given at the request, and with the consent, of the Clients.

In rendering the opinions set forth herein, we have reviewed the Transaction Documents (including, without limitation, Article 2 and Section 11.04 and 11.05 of the Indenture) and have also examined originals, or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion letter, including without limitation:  (i) the Transaction Documents; (ii) the General Disclosure Package and the Prospectus; (iii) the Officer’s Certificate attached hereto as Exhibit A (the “Company Certificate”); (iv) the Officer’s Certificate attached hereto as Exhibit B (the “Guarantor Certificate”; together the Company Certificate and the Guarantor Certificate are referred to herein as the “Officers’ Certificates”); and (v) the Master Trust Transaction Documents.  We have made such examination or investigation as is necessary to enable us to express the opinions set forth below.

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B.                                    ASSUMPTIONS

We have assumed, without investigation, (x) the due authorization by each party to the Transaction Documents of the Transaction Documents to which it is a party, entering into the transactions contemplated by the Transaction Documents (the “Transactions”), (y) the due execution and delivery by each party to the Transaction Documents (other than, to the extent set forth in our opinions in opinion paragraphs 1 and 3, Part C, the Company and the Guarantor) of the Transaction Documents to which it is a party and (z) the legality, validity, binding effect and enforceability of such Transaction Documents against the parties thereto (other than the Clients).  We have also assumed (i) that each party to the Transaction Documents has the full corporate power to enter into and perform its obligations under each and every one of the Transaction Documents to which it is a party; (ii) that the execution, delivery and performance of each of the Transaction Documents by each party thereto will not breach, contravene, conflict with, or constitute a violation of any provision of the articles or certificate of incorporation or by-laws or other organizational documents of such party; (iii) that the execution, delivery and performance of each of the Transaction Documents by each party thereto (other than the Company and the Guarantor to the extent set forth in our opinions in opinion paragraphs 5, 6 and 7, Part C below) will not breach, contravene, conflict with, or constitute a violation of any provision of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument by which such party is bound or to which any of its properties or assets is subject or any requirements of applicable law or regulation of any jurisdiction; (iv) that each of the parties to the Transaction Documents (including the Company and the Guarantor) has acted in good faith and has complied with all laws applicable to them that affect the Transactions; (v) routine procedural matters such as service of process or qualification to do business in relevant jurisdictions will be satisfied by the person seeking to enforce the Transaction Documents; (vi) the parties will perform their respective obligations under the Transaction Documents in accordance with terms thereof; and (vii) that there are no other agreements or understandings among the parties to the Transaction Documents that would modify the terms of the Transaction Documents or respective rights or obligations of the parties to the Transaction Documents.

In addition, in rendering the opinions expressed below, we have assumed legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all items submitted to us as originals, and the conformity with originals of all items submitted to us as copies.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon written (and with respect to facts related to the General Disclosure Package and the Prospectus, oral) statements and representations of officers and other representatives of the Clients and other public officials. Additionally, we have assumed and relied upon the following:

(a)                                 the accuracy and completeness of all certificates and other statements, documents, records, financial statements and papers reviewed by us, and the accuracy and completeness of all representations, warranties, schedules and exhibits contained in the Transaction Documents and the Master Trust Transaction Documents, in each case with respect to the factual matters set forth therein; and

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(b)                                 the parties to the Transaction Documents (other than the Company and the Guarantor, to the extent set forth in our opinion in opinion paragraph 4, Part C below) have obtained and there are in full force and effect, any and all required consents, permits, and approvals required by or from any and all federal, state, local or foreign governmental agencies and authorities in connection with the Transactions, to the extent necessary for the legality, validity, binding effect or enforceability of such documents.

Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, we are referring to the actual knowledge of the particular Reed Smith LLP attorneys who have represented the Clients during the course of our representation of them in connection with the Transaction Documents, the Master Trust Transaction Documents and the General Disclosure Package and the Prospectus.  Except as expressly set forth herein, we have not undertaken any independent investigation, examination or inquiry to determine the existence or absence of any facts (and have not caused the review of any court file or indices) and no inference as to our knowledge concerning any facts should be drawn as a result of the limited representation undertaken by us.

C.                                    OPINIONS

Based upon the foregoing but subject to the assumptions, limitations, qualifications and reliances set forth herein, we are of the opinion, as of this date, that:

1.                                      The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.  Assuming the due authorization, execution and delivery by the Company under the laws of The Netherlands, the Indenture, the Note, the Underwriting Agreement, the Agency Agreement and the ICSD Agreement have been duly executed and delivered by the Company (to the extent execution and delivery are governed by the laws of the State of New York).  Assuming the due authorization, execution and delivery by the Guarantor under Bermuda law, the Indenture has been duly executed and delivered by the Guarantor (to the extent execution and delivery are governed by the laws of the State of New York).  Each of the Indenture, the Underwriting Agreement, the Agency Agreement and the ICSD Agreement constitutes the valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.  Each of the Underwriting Agreement and the Indenture constitutes the valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

2.                                      Assuming the Note is duly authenticated by the Trustee, the Registrar or a duly appointed agent of the Trustee or the Registrar, as applicable, and effectuated by the relevant common safekeeper (the “CSK”) for Euroclear and Clearstream, as International Central Securities Depositaries, in accordance with the terms of the Indenture and paid for by the Underwriters (as defined in the Underwriting Agreement) in accordance with the terms of the Underwriting Agreement, the Note constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms and will be entitled to the benefits of the Indenture; provided that we express no opinion as to the validity, legality or

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enforceability of the obligations of the Trustee under the Indenture.  The form of the Note complies with the requirements of the Indenture and based solely on our review of the Indenture and, as to factual matters only, the Certificates supplied by the Clients, all conditions to the issuance and authentication thereof set forth in the Indenture have been satisfied in full.

3.                                      Assuming due authorization, execution and delivery of the Indenture by the Guarantor under Bermuda law, at such time as the Note has been duly executed, authenticated, issued and delivered as provided in the Indenture and duly effectuated by the relevant CSK (to the extent execution and delivery are governed by the laws of the State of New York) and paid for as provided in the Underwriting Agreement, the Guarantee is a valid and legally binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms and will be entitled to the benefits of the Indenture; provided that we express no opinion as to the validity, legality or enforceability of the obligations of the Trustee under the Indenture.

4.                                      No authorization, consent, approval or other action by, or filing with, any New York or United States federal regulatory body or New York or United States federal governmental agency or authority is required in connection with the execution, delivery or performance by the Company of the Indenture, Underwriting Agreement, the Agency Agreement, the ICSD Agreement and the Note, or by the Guarantor of the Indenture, or for the validity or enforcement, of the Indenture, the Agency Agreement, the ICSD Agreement and the Note, except (i) as have been obtained or effected as of the date hereof or (ii) such consents, approvals, authorizations or orders as are not required on the date hereof (under existing laws, regulations and conditions).

5.                                      The execution and delivery by the Company of the Indenture, the Underwriting Agreement, the Agency Agreement, the ICSD Agreement and the Note, and the performance by the Company of its obligations thereunder will not breach, contravene, conflict with, or constitute a violation of any statute, law, ordinance, rule or regulation of the State of New York or the United States that in our experience is normally applicable to transactions contemplated by the Transaction Documents or, to our knowledge, any judgment, order or decree, applicable to the Company or any of its properties or assets.

6.                                      The execution and delivery by the Guarantor of the Indenture and the Underwriting Agreement, and the performance by the Guarantor of its obligations thereunder will not breach, contravene, conflict with, or constitute a violation of any statute, law, ordinance, rule or regulation of the State of New York or the United States that in our experience is normally applicable to transactions contemplated by the Transaction Documents or, to our knowledge, any judgment, order or decree, applicable to the Guarantor or any of its properties or assets.

7.                                      Based upon our review of the indentures, mortgages, deeds of trust, loan agreements or other agreements or instruments set forth on Annex I attached to each of the Officers’ Certificates (collectively, the “Material Agreements”), the execution and delivery by the Company of the Indenture, the Underwriting Agreement, the Agency Agreement, the ICSD

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Agreement, the Note and the Underwriting Agreement, the execution and delivery by the Guarantor of the Master Trust Guaranty, the Indenture and the Underwriting Agreement, and the performance by either the Company or the Guarantor of its obligations thereunder do not (and, in the case of performance, under current terms will not) breach, contravene, conflict with, or constitute a violation of any Material Agreement by which the Company or the Guarantor is bound or to which any of its properties or assets is subject (except we express no opinion as to violations of financial covenants or similar provisions to the extent they require financial calculations to ascertain compliance).

8.                                      Neither the Company nor the Guarantor is, nor will either of them be, as a result of the Transactions, an “investment company” or a company “controlled by” an “investment company”, in each case within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

9.                                      Each of the Indenture, the Note and the Master Trust Transaction Documents conforms in all material respects to the description thereof contained in the General Disclosure Package and the Prospectus.

10.                               Under the laws of the State of New York relating to submission to personal jurisdiction, the Company and the Guarantor have, pursuant to provisions of the Indenture, validly and irrevocably submitted to the personal jurisdiction of any New York State or U.S. federal court sitting in the Borough of Manhattan, The City of New York, and any appellate court thereof, in any suit, action or proceeding relating to its obligations, liabilities or any other matter arising out of or in connection with the Indenture and have validly and irrevocably waived any objection to the venue of a proceeding in any such court, and have validly appointed the authorized agent named in the Indenture for the purposes described therein, and the service of process effected on such agent in the manner set forth in the Indenture is effective to confer valid personal jurisdiction over the Guarantor.

D.                                    FURTHER EXCEPTIONS, LIMITATIONS, ASSUMPTIONS AND QUALIFICATIONS

The opinions as expressed herein are subject to the following qualifications and comments:

(a)                                 The enforceability of the Transaction Documents and the obligations of the Clients thereunder and the availability of certain rights and remedial provisions provided for in the Transaction Documents are subject to (1) the effect of applicable bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, arrangement, liquidation, conservatorship, and moratorium laws, and are subject to limitations imposed by other laws and judicial decisions relating to or affecting the rights of creditors generally, (2) the effect of general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity), including, without limitation, where (i) the breach of such covenants or provisions imposes restrictions or

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burdens upon a debtor and it cannot be demonstrated that the enforcement of such remedies, restrictions or burdens is reasonably necessary for the protection of a creditor; (ii) a creditor’s enforcement of such remedies, covenants or provisions under the circumstances, or the manner of such enforcement, would violate such creditor’s implied covenant of good faith and fair dealing, or would be commercially unreasonable; or (iii) a court having jurisdiction finds that such remedies, covenants or provisions were, at the time made, or are in application, unconscionable as a matter of law or contrary to public policy and (3) possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

(b)                                 We express no opinion as to the validity, binding effect or enforceability of any indemnification provisions of the Transaction Documents to the extent such provisions are violative of the public policy underlying any law, rule or regulation.

(c)                                  Requirements in the Transaction Documents specifying that provisions thereof may be waived only in writing may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such documents.

(d)                                 We express no opinion with respect to the applicability or effect of United States federal or state anti-trust or tax laws, or state securities or “blue sky” laws with respect to the Transactions.

(e)                                  With respect to the submissions to the jurisdiction of the United States federal courts sitting in the Borough of Manhattan in the Indenture, we note the limitations of 28 U.S.C. § 1331 and § 1332 on the subject matter jurisdiction of the United States federal courts.  In connection with the foregoing provisions insofar as they relate to forum selection (including, without limitation, the waiver of any objection to venue or any objection that a court is an inconvenient forum), we note that under the New York Civil Practice Law and Rules (NYCPLR) § 510 a New York State court may have discretion to transfer the place of trial, and under 28 U.S.C. § 1404(a) a United States District Court has discretion to transfer an action from one United States federal court to another.

The opinions expressed herein are based upon and are limited to the laws of the State of New York and the laws of the United States of America.  We express no opinion with respect to the laws of any other state or jurisdiction.

Our opinions set forth in this letter are based upon the facts in existence and laws in effect on the date hereof and we expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof.

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This opinion letter is solely for the benefit of the addressees hereof, in connection with the Transactions.  This opinion letter may not be relied upon in any manner by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent, except that you may furnish a copy hereof (but no such person shall be entitled to rely thereon) (i) to your independent auditors and attorneys, (ii) to any state or federal authority or independent banking, insurance board or body having regulatory jurisdiction over you, (iii) pursuant to order or legal process of any court or governmental agency and (iv) in connection with any legal action to which you are a party arising out of or in respect of any of the Transaction Documents.

No attorney-client relationship exists or has existed by reason of our preparation, execution and delivery of this opinion letter to any addressee hereof or other person or entity except for the Clients.  In permitting reliance hereon by any person or entity other than the Clients, we are not acting as counsel for such other person or entity and have not assumed and are not assuming any responsibility to advise such other person or entity with respect to the adequacy of this opinion letter for its purposes.

Very truly yours,

REED SMITH LLP

JMB/MP/DB/DMG

Legalop.

SCHEDULE A

BNP Paribas 10 Harewood Avenue London NW1 6AA United Kingdom	HSBC Bank plc Transaction Management Level 3 8 Canada Square London E14 5HQ United Kingdom	Commerzbank Aktiengesellschaft Kaiserstraße 16 (Kaiserplatz) 60311 Frankfurt am Main Federal Republic of Germany
Citigroup Global Markets Limited Citigroup Centre, Canada Square Canary Wharf London E14 5LB United Kingdom	Lloyds Bank plc 10 Gresham St London EC2V 7AE United Kingdom	Deutsche Bank AG, London Branch Global Debt Capital Markets 60 Wall Street, 10005-2836 New York, NY, USA
ING Bank N.V. Foppingadreef 7 1102 BD Amsterdam The Netherlands	SMBC Nikko Capital Markets Limited One New Change London, EC4M 9AF, United Kingdom	ICBC Standard Bank plc 20 Gresham Street London EC2V 7JE United Kingdom
J.P. Morgan Securities plc 25 Bank Street, Canary Wharf London E14 5JP United Kingdom	Société Générale 10 Bishops Square London E1 6EG United Kingdom	NATIXIS 47 quai d’Austerlitz 75013 Paris France
ABN AMRO Bank N.V. Gustav Mahlerlaan 10 1082 PP Amsterdam The Netherlands	ANZ Securities, Inc. 277 Park Avenue, 31st Floor New York, NY 10172	Standard Chartered Bank One Basinghall Avenue London EC2V 5DD United Kingdom
Coöperatieve Rabobank U.A Croeselaan 18 3521 CB Utrecht The Netherlands	Banco Bilbao Vizcaya Argentaria, S.A. One Canada Square 44th Floor Canary Wharf, London E14 5AA	UniCredit Bank AG Arabellastr. 12 81925 Munich Germany
Crédit Agricole Corporate and Investment Bank 9 quai du Président Paul Doumer 92920 Paris La Défense Cedex	Barclays Bank PLC 5 The North Colonnade Canary Wharf London E14 4BB United Kingdom	U.S. Bank National Association, as Trustee 1050 West Peachtree Street, Suite 1050 Atlanta, GA 30309

EXHIBIT A

CERTIFICATE OF BUNGE FINANCE EUROPE B.V.

This certificate (“Certificate”) is being delivered by Bunge Finance Europe B.V., a private company with limited liability incorporated under the laws of The Netherlands (“BFE”), in connection with an opinion letter of Reed Smith LLP dated and delivered concurrently with this Certificate (the “Opinion”), addressing the enforceability of, and certain corporate matters in connection with, the Indenture, dated as of June 16, 2016 (the “Indenture”), by and among BFE, Bunge Limited, as guarantor, and U.S. Bank National Association, as Trustee, and the other Transaction Documents described in the Opinion.  BFE hereby certifies as follows, although nothing contained herein shall be deemed to constitute a conclusion of law:

1.                                      Attached as Annex I hereto is a complete list of each indenture, mortgage, deed of trust, loan agreement or other agreement or instrument (other than the Transaction Documents) by which BFE is bound or to which any of its properties or assets is subject, in each case which is material to the business, operations, property or condition (financial or otherwise) of BFE.

2.                                      BFE has not entered into any other agreements or understandings that would modify the terms of the Transaction Documents or the respective rights or obligations of the parties to the Transaction Documents.

Capitalized terms used in this Certificate and not otherwise defined herein or in the Opinion shall have the meaning given such terms in the Transaction Documents.

It is understood and acknowledged that the undersigned is executing this Certificate not in an individual capacity but solely in his capacity as an officer of BFE and is without any personal liability as to the matters contained in this Certificate.

IN WITNESS WHEREOF, BFE, by its duly authorized signatory, has executed this Certificate.

Dated as of June , 2016

Bunge Finance Europe B.V.

By:
Name:
Title:

Signature Page to BFE Opinion Certificate

ANNEX I

MATERIAL AGREEMENTS

1.              Third Amended and Restated Series 2003-1 Supplement, dated as of May 13, 2016, among Bunge Funding, Inc., Bunge Management Services, Inc., as servicer, BFE, as Series 2003-1 purchaser, and The Bank of New York Mellon, as trustee.

2.              Revolving Facility Agreement, dated March 17, 2014, among BFE, ABN AMRO Bank N.V., BNP Paribas, Crédit Agricole Corporate and Investment Bank, ING Bank N.V., The Royal Bank of Scotland plc, Standard Chartered Bank, Unicredit Bank AG, New York Branch, SG Americas Securities LLC, Natixis, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as Rabobank International), Lloyds Bank plc, Citigroup Global Markets Limited, HSBC Bank plc, Industrial and Commercial Bank of China Ltd., New York Branch, Mizuho Bank, Ltd. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as mandated lead arrangers, and ABN AMRO Bank N.V., as agent, as amended by the Amendment Agreement, dated as of August 10, 2015.

3.              Uncommitted Line of Credit Agreement, dated as of March 14, 2014, between BFE and Bayerische Landesbank, New York Branch.

4.              Uncommitted Line of Credit Agreement, dated as of August 20, 2012, between BFE and ING Bank, N.V., as amended by Amendment No. 1, dated as of July 28, 2014.

5.              Uncommitted Line of Credit Agreement, dated as of March 28, 2008, between BFE and Mizuho Corporate Bank, Ltd., as amended by Amendment No. 1, dated as of March 2009, as further amended by Amendment No. 2, dated as of October 28, 2010, as further amended by Amendment No. 3, dated as of February 24, 2011, as further amended by Amendment No. 4, dated as of April 18, 2012, and as further amended by Amendment No. 5, dated as of May 27, 2014.

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EXHIBIT B

CERTIFICATE OF BUNGE LIMITED

This certificate (“Certificate”) is being delivered by Bunge Limited, a company organized under the laws of Bermuda (“Bunge”), in connection with an opinion letter of Reed Smith LLP dated and delivered concurrently with this Certificate (the “Opinion”), addressing the enforceability of, and certain corporate matters in connection with, the Indenture, dated as of June 16, 2016 (the “Indenture”), by and among Bunge Finance Europe B.V. (“BFE”), Bunge, as guarantor, and U.S. Bank National Association., as Trustee, and the other Transaction Documents described in the Opinion.  BL hereby certifies as follows, although nothing contained herein shall be deemed to constitute a conclusion of law:

1.                                      Attached as Annex I hereto is a complete list of each indenture, mortgage, deed of trust, loan agreement or other agreement or instrument (other than the Transaction Documents) by which Bunge is bound or to which any of its properties or assets is subject, in each case which is material to the business, operations, property or condition (financial or otherwise) of Bunge.

2.                                      Bunge has not entered into any other agreements or understandings that would modify the terms of the Transaction Documents or the respective rights or obligations of the parties to the Transaction Documents.

Capitalized terms used in this Certificate and not otherwise defined herein or in the Opinion shall have the meaning given such terms in the Transaction Documents.

It is understood and acknowledged that the undersigned is executing this Certificate not in an individual capacity but solely in his capacity as an officer of Bunge and is without any personal liability as to the matters contained in this Certificate.

IN WITNESS WHEREOF, Bunge, by its duly authorized signatory, has executed this Certificate.

Dated as of June , 2016

Bunge Limited

By:
Name:
Title:

Signature Page to BL Opinion Certificate

ANNEX I

MATERIAL AGREEMENTS

1.              Fifth Amended and Restated Pooling Agreement, dated as of June 28, 2004, among Bunge Funding, Inc., Bunge Management Services, Inc., as servicer, and The Bank of New York Mellon, as trustee.

2.              Fifth Amended and Restated Series 2000-1 Supplement, dated as of June 28, 2004, among Bunge Funding, Inc., Bunge Management Services, Inc., as servicer, JPMorgan Chase Bank, as administrative agent, Cooperative Centrale Raiffeisen-Boerenbenbank B.A., “Rabobank International,” New York branch, as letter of credit agent, Bunge Asset Funding Corp., and The Bank of New York Mellon, as collateral agent and trustee.

3.              Revolving Credit Agreement, dated as of November 20, 2014, among Bunge Limited Finance Corp. (“BLFC”), JPMorgan Chase Bank, N.A., as administrative agent, and the financial institutions from time to time party thereto.

4.              Guaranty, dated as of November 20, 2014, by Bunge Limited, as guarantor, in favor of JPMorgan Chase Bank, N.A., as administrative agent.

5.              Amended and Restated Credit Agreement, dated as of June 17, 2014, among BLFC, CoBank, ACB, as administrative agent, and the financial institutions from time to time party thereto.

6.              Amended and Restated Guaranty, dated as of June 17, 2014, by Bunge Limited, as guarantor, in favor of CoBank, ACB, as administrative agent.

7.              Revolving Facility Agreement, dated March 17, 2014, among BFE, as Borrower, ABN AMRO Bank N.V., BNP Paribas, Crédit Agricole Corporate and Investment Bank, ING Bank N.V., The Royal Bank of Scotland plc, Standard Chartered Bank, Unicredit Bank AG, New York Branch, SG Americas Securities LLC, Natixis, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as Rabobank International), Lloyds Bank plc, Citigroup Global Markets Limited, HSBC Bank plc, Industrial and Commercial Bank of China Ltd., New York Branch, Mizuho Bank, Ltd. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as mandated lead arrangers, and ABN AMRO Bank N.V., as agent, as amended by the Amendment Agreement, dated as of August 10, 2015.

8.              Amended and Restated Guaranty, dated August 10, 2015, by Bunge Limited, as guarantor, in favor of ABN AMRO Bank N.V., as agent.

9.              Receivables Transfer Agreement, dated June 1, 2011, among Bunge Securitization B.V., as seller, Bunge Finance B.V., as master servicer, the persons from time to time party thereto as conduit purchasers, the persons from time to time party thereto as committed purchasers, the persons from time to time party thereto as purchaser agents, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., as administrative and purchaser agent, and Bunge Limited, as performance undertaking provider, as amended by the First Amendment to Receivables Transfer Agreement, dated May 24, 2012, the Second Amendment and Consent to Receivables Transfer Agreement, dated July 25, 2012, the Third Amendment to Receivables Transfer Agreement, dated April 23, 2013, the Fourth Amendment to Receivables Transfer Agreement, dated May 28, 2013, the Fifth Amendment to Receivables Transfer Agreement, dated March 14, 2014, the Sixth Amendment to Receivables Transfer Agreement, dated May 27, 2014, the Seventh Amendment to and Restatement of the Receivables Transfer Agreement, dated May 22, 2015 and the Eighth Amendment to and Restatement of Receivables Transfer Agreement, dated May 26, 2016.

10.       Servicing Agreement, dated June 1, 2011, among Bunge Securitization B.V., as seller, Bunge North America Capital, Inc., as U.S. intermediate transferor, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., as Italian intermediate transferor, Bunge Finance B.V., as master servicer, the persons named therein as sub-servicers, and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., as administrative agent, as amended and restated on May 26, 2016.

11.       Performance and Indemnity Agreement, dated June 1, 2011, between Bunge Limited, as performance undertaking provider, and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., as administrative agent, as amended by the First Amendment to Performance and Indemnity Agreement, dated May 24, 2012.

12.       Subordinated Loan Agreement, dated June 1, 2011, among Bunge Finance B.V., as subordinated lender, Bunge Securitization B.V., as seller, Bunge Finance B.V., as master servicer, and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., as administrative agent.

13.       U.S. Receivables Purchase Agreement, dated June 1, 2011, among Bunge North America, Inc., Bunge Oils, Inc., Bunge North America (East), LLC, Bunge Milling, Inc., Bunge North America (OPD West), Inc., each as a seller, respectively, Bunge Finance B.V., as seller agent, and Bunge North America Capital, Inc., as buyer, as amended by the First Amendment to U.S. Receivables Purchase Agreement, dated June 15, 2012.

14.       U.S. Intermediate Transfer Agreement, dated June 1, 2011, among Bunge North America Capital, Inc., as the transferor, Bunge Finance B.V., as the transferor agent, and Bunge Securitization B.V., as the transferee, as amended by the First Amendment to U.S. Intermediate Transfer Agreement, dated June 15, 2012.

15.       Indenture, dated as of June 9, 2009, by and among BLFC, as issuer, Bunge Limited, as guarantor, and U.S. Bank National Association, as trustee.

16.       Indenture, dated as of June 15, 2012, by and among BLFC, as issuer, Bunge Limited, as guarantor, and Union Bank, N.A., as trustee.

17.       Indenture, dated as of November 24, 2015, by and among BLFC, as issuer, Bunge Limited, as guarantor, and MUFG Union Bank, N.A., as trustee.

18.       Twelfth Amended and Restated Liquidity Agreement, dated as of November 20, 2014, among Bunge Asset Funding Corp., the financial institutions party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

19.       Eighth Amended and Restated Guaranty, dated as of November 20, 2014, by Bunge Limited as guarantor for the benefit of Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank International”, New York Branch, as letter of credit agent, JPMorgan Chase Bank, N.A., as administrative agent, and The Bank of New York Mellon, as trustee and collateral agent.